UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 23, 2018

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland	No. 001-36523	47-6311266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2018, the Board of Trustees the ("Board of Trustees") of Urban Edge Properties (the "Company") amended Section 7 of Article II of the Amended and Restated Bylaws of the Company to change the voting standard for trustee elections from a plurality voting standard to a majority voting standard (the "Bylaw Amendment"). Accordingly, pursuant to the Bylaw Amendment, at any meeting of shareholders duly called at which a quorum is present and at which trustees are to be elected: (i) each nominee in an uncontested election shall be elected by the vote of the majority of the votes cast with respect to that trustee’s election; and (ii) in a contested election, the nominees receiving a plurality of the votes cast shall be elected. In addition, the Bylaw Amendment clarifies the treatment of trustees and trustee seats if the number of trustees is decreased as of the end of a trustee term.

The foregoing description of the Bylaw Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Bylaw Amendment, which is included as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:
3.1 - Amendment No. 1 to the Amended and Restated Bylaws of Urban Edge Properties (as adopted on February 23, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: February 28, 2018	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Document

3.1	Amendment No. 1 to the Amended and Restated Bylaws of Urban Edge Properties (as adopted on February 23, 2018)